UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 4, 2015

FIRST FINANCIAL BANKSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	0-7674	75-0944023
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Pine Street, Abilene, Texas 79601

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number (325) 627-7155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13 e-4 (c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 28, 2015, the Board of Directors of First Financial Bankshares, Inc. (the “Company”) elected Randy Roewe as Executive Vice President and Chief Risk Officer of the Company, effective May 4, 2015. Prior to joining the Company, Roewe served as a National Bank Examiner and Examiner-in-Charge for the Office of the Comptroller of the Currency (“OCC”), where he had worked since 1991. Mr. Roewe has overseen numerous bank examinations at institutions varying in size from small community banks to a $70 billion institution. In 2010, Roewe was awarded the Bank Supervision Award which recognized him as the examiner who made the most significant contribution to the supervision of banks. He holds several professional certifications including, Certified Information Systems Auditor (CISA), Certified Information Systems Security Professional (CISSPP) and Certified Ethical Hacker (CH). Mr. Roewe graduated from Texas Tech University with a Bachelor of Business Administration.

There are no arrangements or understandings between Mr. Roewe and any other persons pursuant to which he was elected Executive Vice President and Chief Risk Officer of the Company. There is no family relationship between Mr. Roewe and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transaction with Mr. Roewe that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the election of Mr. Roewe is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

99.1 Press Release dated May 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC. (Registrant)

DATE: May 4, 2015	By:	/s/ F. Scott Dueser
F. SCOTT DUESER
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated May 4, 2015